Exhibit 99.1

Contact:

Brad Belhouse – Investors

Gary Thompson – Media

Harrah’s Entertainment, Inc.	Harrah’s Entertainment, Inc.
(702) 407-6367	(702) 407-6529

Release #HET 01-0495

Harrah’s Entertainment Declares Quarterly Cash Dividend

LAS VEGAS, January 19, 2005 – The board of directors of Harrah’s Entertainment, Inc. (NYSE: HET) declared a regular quarterly cash dividend of 33 cents per share, payable February 23, 2005, to shareholders of record as of the close of business on February 9, 2005.

Various subsidiaries of Harrah’s Entertainment, Inc. own or manage 28 casinos in the United States, primarily under the Harrah’s and Horseshoe brand names. Founded 67 years ago, Harrah’s Entertainment is focused on building loyalty and value with its valued customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

Additional information about Harrah’s Entertainment is available at www.harrahs.com.

###